Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of WHIRLPOOL CORPORATION, a Delaware corporation (hereinafter called the “Corporation”), does hereby constitute and appoint DAVID R. WHITWAM, JEFF M. FETTIG, and DANIEL F. HOPP, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing under said Securities Exchange Act of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Corporation, as indicated below opposite his or her signature, to the Annual Report on Form 10-K, or any amendment, post-effective amendment, or papers supplemental thereto to be filed in respect of said Annual Report on Form 10-K; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as of the 18th day of February, 2003.

Name	Title
/s/ David R. Whitwam David R. Whitwam	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Jeff M. Fettig Jeff M. Fettig	Director, President and Chief Operating Officer (Principal Operating Officer)

/s/ R. Stephen Barrett, Jr. R. Stephen Barrett, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Betty A. Beaty Betty A. Beaty	Vice President and Controller (Principal Accounting Officer)

/s/ Herman Cain Herman Cain	Director

/s/ Gary T. DiCamillo Gary T. DiCamillo	Director

/s/ Allan D. Gilmour Allan D. Gilmour	Director

/s/ Kathleen J. Hempel Kathleen J. Hempel	Director

/S/ JAMES M. KILTS James M. Kilts	Director

/s/ Arnold G. Langbo Arnold G. Langbo	Director

/s/ Miles L. Marsh Miles L. Marsh	Director

/s/ Philip L. Smith Philip L. Smith	Director

/s/ Paul G. Stern Paul G. Stern	Director

/s/ Janice D. Stoney Janice D. Stoney	Director